SUB-ITEM 77Q3

AIM DEVELOPING MARKETS FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 10/31/2008
FILE NUMBER 811 - 05426
SERIES NO.: 13

72DD.   1.   Total income dividends for which record date passed during the period. (000's Omitted)
             Class A                                          7,174
        2.   Dividends for a second class of open-end company shares (000's
                Omitted)
             Class B                                            173
             Class C                                            377
             Class Y                                              0
             Institutional Class                                287

73A.    Payments per share outstanding during the entire current period:
           (form nnn.nnnn)
        1.   Dividends from net investment income
             Class A                                         0.2346
        2.   Dividends for a second class of open-end company shares
                (form nnn.nnnn)
             Class B                                         0.0611
             Class C                                         0.0611
             Class Y                                         0.0000
             Institutional Class                             0.3475

74U.    1    Number of shares outstanding (000's Omitted)
             Class A                                         24,644
        2    Number of shares outstanding of a second class of open-end company shares (000's Omitted)
             Class B                                          2,059
             Class C                                          4,903
             Class Y                                            114
             Institutional Class                                707

74V.    1    Net asset value per share (to nearest cent)
             Class A                                        $ 16.28
        2    Net asset value per share of a second class of open-end company shares (to nearest cent)
             Class B                                        $ 15.69
             Class C                                        $ 15.67
             Class Y                                        $ 16.29
             Institutional Class                            $ 16.40